EXHIBIT 99.1

For Immediate Release: October 24, 2007

Occidental Petroleum Announces Record Third Quarter Core Results

LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced net income of $1.324 billion ($1.58 per diluted share) for the third quarter of 2007, compared with $1.170 billion ($1.36 per diluted share) for the third quarter of 2006. Core results for the third quarter of 2007 were a record high of $1.210 billion ($1.45 per diluted share), after excluding after-tax gains of $72 million from the sale of exploration properties, net of asset impairments, $34 million from the sale of non-core assets and $8 million from discontinued operations; compared with $1.103 billion ($1.28 per diluted share) for the third quarter of 2006. See the attached schedule for a reconciliation of net income to core results.

In announcing the results, Dr. Ray R. Irani, Chairman, President and Chief Executive Officer said, "Increase in our production volume, including initial production from the Dolphin Project and increases in worldwide crude oil prices, contributed to Oxy’s record setting third quarter core income results of $1.210 billion. This reflects the continued successful implementation of our long-term strategy that is focused on current and new long-lived oil and gas assets in our core regions that produce strong financial returns."

QUARTERLY RESULTS

Oil and Gas

Oil and gas segment earnings were $2.029 billion for the third quarter of 2007, compared with $1.790 billion for the same period in 2006. The third quarter of 2007 core results were $1.988 billion, after excluding pre-tax gains of $12 million from the sale of domestic interests and $103 million from the sale of exploration properties, partially offset by a $74 million pre-tax loss from the impairment of assets, primarily exploration properties. The $198 million increase in the third quarter 2007 core results to $1.988 billion from $1.790 billion in 2006 reflected increases from higher crude oil prices and production volumes, partially offset by increased DD&A rates and higher operating expenses.

The average price for West Texas Intermediate crude oil in the third quarter of 2007 was $75.38 per barrel compared to $70.53 per barrel in the third quarter of 2006. Oxy's realized price for worldwide crude oil was $67.81 per barrel for the third quarter of 2007, compared with $61.83 per barrel for the third quarter of 2006. The average price for NYMEX gas in the third quarter of 2007 was $6.69 per MCF, compared with $6.33 per MCF in the third quarter of 2006. Domestic realized gas prices increased slightly from $5.88 per MCF in the third quarter of 2006 to $5.90 per MCF for the third quarter of 2007.

Production

For the third quarter of 2007, daily oil and gas production averaged 570,000 barrels of oil equivalent (BOE), compared with 533,000 BOE per day produced in the third quarter of 2006. The increased production included 15,000 BOE per day from Dolphin, 12,000 BOE per day from domestic operations and the remainder primarily from the Middle East.

Chemicals

Chemical segment earnings for the third quarter of 2007 were $212 million, compared with $248 million for the same period in 2006. The third quarter of 2007 results reflect lower margins for polyvinyl chloride.

NINE-MONTHS RESULTS

Net income for the nine months of 2007 was $3.948 billion ($4.69 per diluted share), compared with $3.261 billion ($3.78 per diluted share) for the nine months of 2006.

Core results were $2.941 billion ($3.50 per diluted share) for the nine months of 2007, compared with $3.332 billion ($3.86 per diluted share) for the nine months of 2006. Net income for the nine months of 2007 includes, after-tax: a $72 million gain from the sale of exploration properties, net of asset impairments, a $22 million gain from the sale of domestic oil and gas interests, a $112 million gain for litigation settlements, a $208 million gain from the sale of 21 million shares of Lyondell Chemical Corporation, a $412 million gain resulting from the sale of Oxy's 50-percent investment in Russia, a $107 million charge for the completion of cash tender offers for various debt issues, a $30 million provision for a plant closure and related environmental remediation reserve and $318 million income from discontinued operations. Net income for the nine months of 2006 includes a $71 million after-tax loss from discontinued operations. See the attached schedule for a reconciliation of net income to core results.

Oil and Gas

Oil and gas segment earnings were $5.719 billion for the nine months of 2007, compared with $5.458 billion for the same period of 2006. Oil and gas core results were $5.131 billion for the nine months of 2007 after excluding gains from the sale of Oxy's investment in Russia, sales of exploration properties, net of asset impairments, sales of domestic oil and gas interests, and litigation settlements. The decline of $327 million in the nine months of 2007 core results from $5.458 billion in 2006 reflected lower crude oil and natural gas prices, increased DD&A rates and higher exploration and operating expenses, partially offset by higher crude oil and natural gas production.

The average price for West Texas Intermediate crude oil in the nine months of 2007 was $66.20 per barrel compared to $68.24 per barrel in the nine months of 2006. Oxy's realized price for worldwide crude oil was $59.47 per barrel for the nine months of 2007, compared with $59.61 per barrel for the nine months of 2006. The average price for NYMEX gas in the nine months of 2007 was $7.14 per MCF, compared with $8.34 per MCF in the nine months of

2006. Domestic realized gas prices decreased from $6.79 per MCF in the nine months of 2006 to $6.45 per MCF for the same period of 2007.

Production

For the nine months of 2007, daily oil and gas production averaged 563,000 BOE, compared with 539,000 BOE per day produced in the nine months of 2006.

Chemicals

Chemical segment earnings for the nine months of 2007 were $507 million, compared with $749 million for the same period in 2006. The 2007 results reflect lower margins for polyvinyl chloride.

About Oxy

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Oxy is the fourth largest U.S. oil and gas company, based on equity market capitalization. Oxy's wholly owned subsidiary, OxyChem, manufactures and markets chlor-alkali products and vinyls. Occidental is committed to safeguarding the environment, protecting the safety and health of employees and neighboring communities and upholding high standards of social responsibility in all of the company's worldwide operations.

Forward-Looking Statements

Statements in this release that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; changes in tax rates and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. You should not place undue reliance on these forward-looking statements which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.

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Contacts:	Richard S. Kline (media)
310-443-6249
Christopher G. Stavros (investors)
212-603-8184
For further analysis of Occidental's quarterly performance, please visit the web site: www.oxy.com

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Third Quarter		Nine Months
(Millions, except	----------------		----------------
per-share amounts)	2007	2006	2007	2006
==========================================	=======	=======	=======	=======
SEGMENT NET SALES
Oil and Gas	$ 3,536	$ 3,087	$ 9,597	$ 9,244
Chemical	1,241	1,265	3,530	3,779
Other	64	50	140	114
	-------	-------	-------	-------
Net sales	$ 4,841	$ 4,402	$13,267	$13,137
==========================================	=======	=======	=======	=======
SEGMENT EARNINGS
Oil and Gas (a)	$ 2,029	$ 1,790	$ 5,719	$ 5,458
Chemical	212	248	507	749
	-------	-------	-------	-------
	2,241	2,038	6,226	6,207
Unallocated Corporate Items
Interest expense, net (b)	(11)	(18)	(186)	(80)
Income taxes	(862)	(858)	(2,450)	(2,583)
Other (c)	(52)	(59)	40	(212)
	-------	-------	-------	-------

Income from Continuing Operations	1,316	1,103	3,630	3,332
Discontinued operations, net (d)	8	67	318	(71)
	-------	-------	-------	-------
NET INCOME	$ 1,324	$ 1,170	$ 3,948	$ 3,261
	=======	=======	=======	=======
BASIC EARNINGS PER COMMON SHARE
Income from continuing
operations	$ 1.58	$ 1.29	$ 4.34	$ 3.90
Discontinued operations, net (d)	0.01	0.08	0.38	(0.08)
	-------	-------	-------	-------
	$ 1.59	$ 1.37	$ 4.72	$ 3.82
	=======	=======	=======	=======
DILUTED EARNINGS PER COMMON SHARE
Income from continuing
operations	$ 1.57	$ 1.28	$ 4.31	$ 3.86
Discontinued operations, net (d)	0.01	0.08	0.38	(0.08)
	-------	-------	-------	-------
	$ 1.58	$ 1.36	$ 4.69	$ 3.78
	=======	=======	=======	=======
AVERAGE BASIC COMMON SHARES OUTSTANDING
BASIC	833.1	852.8	837.0	854.2
DILUTED	837.0	860.3	840.9	863.0
==========================================	=======	=======	=======	=======

See footnotes on following page.

(a)

Oil and Gas - The third quarter of 2007 includes pre-tax gains of $12 million from the sale of domestic oil and gas interests and $103 million from the sale of exploration properties, partially offset by a pre-tax loss of $74 million for the impairment of properties. The nine months of 2007 also includes an after-tax gain of $412 million from the sale of Occidental's Russian investment, a $112 million after-tax gain resulting from the resolution of certain legal disputes and an additional $23 million pre-tax gain from the sale of domestic oil and gas interests.

(b)	Interest Expense, net - The nine months of 2007 includes a $167 million pre-tax interest charge for the purchase of various debt issues in the open market.
(c)

Unallocated Corporate Items - Other - The third quarter of 2007 includes a $42 million pre-tax gain from the sale of the remaining 2.4 million shares of Occidental's investment in Lyondell Chemical Company. The nine months of 2007 also includes an additional $284 million pre-tax gain from the sale of 18.6 million shares and a $47 million pre-tax charge for a plant closure and related environmental remediation reserve.

(d)

Discontinued Operations, net - In June 2007, Occidental completed an exchange of oil and gas interests in Horn Mountain with BP p.l.c. (BP) for oil and gas interests in the Permian Basin and a gas processing plant in Texas. Occidental also sold its oil and gas interests in Pakistan to BP. The nine months of 2007 includes after-tax gains of $316 million related to these transactions and their operating results and $2 million from assets classified to discontinued operations in 2006.

In January 2006, Occidental completed the merger of Vintage into a subsidiary and classified certain assets and liabilities as held for sale. In May 2006, Ecuador terminated Occidental's contract for the operation of Block 15. The nine months of 2006 includes a $415 million after-tax loss for the write-off of assets, $109 million after-tax income for the first five months of operations which were written off, $46 million after-tax income for the properties held for sale and $189 million after-tax income for the operations of Horn Mountain and Pakistan.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Third Quarter		Nine Months
	----------------		----------------
($ millions)	2007	2006	2007	2006
==========================================	=======	=======	=======	=======
CAPITAL EXPENDITURES	$ 880	$ 747	$ 2,510	$ 1,977
	=======	=======	=======	=======
DEPRECIATION, DEPLETION
AND AMORTIZATION
OF ASSETS	$ 602	$ 516	$ 1,740	$ 1,446
==========================================	=======	=======	=======	=======

SUMMARY OF OPERATING STATISTICS

	Third Quarter		Nine Months
	----------------		----------------
	2007	2006	2007	2006
==========================================	=======	=======	=======	=======
NET OIL, GAS AND LIQUIDS
PRODUCTION PER DAY
United States
Crude oil and liquids (MBBL)
California	90	84	89	83
Permian	171	168	167	167
Hugoton and other	4	3	3	3
	-------	-------	-------	-------
Total	265	255	259	253
Natural Gas (MMCF)
California	264	255	254	254
Hugoton and other	158	139	154	137
Permian	182	198	189	194
	-------	-------	-------	-------
Total	604	592	597	585
Latin America
Crude Oil (MBBL)
Argentina	31	37	33	33
Colombia	42	33	43	35
	-------	-------	-------	-------
Total	73	70	76	68
Natural Gas (MMCF)
Argentina	22	19	24	18
Bolivia	18	16	17	16
	-------	-------	-------	-------
Total	40	35	41	34
Middle East/North Africa
Crude Oil (MBBL)
Oman	18	17	20	17
Dolphin	3	--	1	--
Qatar	46	41	46	43
Yemen	22	27	26	30
Libya	20	15	22	21
	-------	-------	-------	-------
Total	109	100	115	111
Natural Gas (MMCF)
Oman	34	35	31	32
Dolphin	69	--	23	--
	-------	-------	-------	-------
Total	103	35	54	32
Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	572	535	566	541
Colombia-minority interest	(4)	(4)	(5)	(4)
Yemen-Occidental net interest	2	2	2	2
	-------	-------	-------	-------
Total Worldwide Production–
MBOE (a)	570	533	563	539
==========================================	=======	=======	=======	=======

(a) Occidental sold its interest in Russia in January 2007. In June 2007, Occidental sold its Pakistan operations to BP and exchanged its Gulf of Mexico - Horn Mountain operations with BP. Production from these operations has been excluded from all periods for comparability.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core results", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core results is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following tables set forth the core results and significant items affecting earnings for each operating segment and corporate:

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Third Quarter
	----------------------------------
($ millions, except		Diluted		Diluted
per-share amounts	2007	EPS	2006	EPS
=====================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 1,324	$ 1.58	$ 1,170	$ 1.36
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 2,029		$ 1,790
Less:
Gain on sale of oil & gas
interests	12		--
Gain on sale of exploration
properties	103		--
Impairments	(74)		--
	-------		-------
Segment Core Results	1,988		1,790
	-------		-------
Chemicals
Segment Earnings	212		248
Less:
No significant items
affecting earnings	--		--
	-------		-------
Segment Core Results	212		248
	-------		-------
Total Segment Core Results	2,200		2,038
	-------		-------
Corporate
Corporate Results --
Non Segment*	(917)		(868)
Less:
Gain on sale of Lyondell
shares	42		--
Tax effect of pre-tax
adjustments	23		--
Discontinued operations, net**	8		67
	-------		-------
Corporate Core Results --
Non Segment	(990)		(935)
	-------		-------
TOTAL CORE RESULTS	$ 1,210	$ 1.45	$ 1,103	$ 1.28
=====================================	=======	=======	=======	=======
*	Interest expense, income taxes, G&A expense and other, and non-core items.
**	Amounts shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Nine Months
	----------------------------------
($ millions, except		Diluted		Diluted
per-share amounts	2007	EPS	2006	EPS
=====================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 3,948	$ 4.69	$ 3,261	$ 3.78
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 5,719		$ 5,458
Less:
Gain on sale of Russia
investment	412		--
Gain on sale of exploration
properties	103		--
Impairments	(74)		--
Gain on sale of oil & gas
interests	35		--
Litigation settlements	112		--
	-------		-------
Segment Core Results	5,131		5,458
	-------		-------
Chemicals
Segment Earnings	507		749
Less:
No significant items
affecting earnings	--		--
	-------		-------
Segment Core Results	507		749
	-------		-------
Total Segment Core Results	5,638		6,207
	-------		-------
Corporate
Corporate Results --
Non Segment*	(2,278)		(2,946)
Less:
Debt purchase expense	(167)		--
Gain on sale of Lyondell shares	326		--
Plant closure	(47)		--
Tax effect of pre-tax
adjustments	(11)		--
Discontinued operations, net**	318		(71)
	-------		-------
Corporate Core Results --
Non Segment	(2,697)		(2,875)
	-------		-------
TOTAL CORE RESULTS	$ 2,941	$ 3.50	$ 3,332	$ 3.86
=====================================	=======	=======	=======	=======
*	Interest expense, income taxes, G&A expense and other, and non-core items.
**	Amounts shown after tax.